Exhibit 10.4

COLLATERAL ASSIGNMENT OF NOTE

        THIS COLLATERAL ASSIGNMENT OF NOTE (this “Assignment”), dated as of June 29, 2004, is made by and between INFOTECH USA, INC., a Delaware corporation (the “Assignor”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Assignee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

        WHEREAS, the Assignee, InfoTech USA, Inc., a New Jersey corporation (the “Borrower”), Assignor and Information Technology Services, Inc., a New York corporation, are parties to that certain Credit and Security Agreement, dated as of the date hereof (as the same may hereafter be amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

        WHEREAS, the Borrower is a wholly-owned subsidiary of the Assignor and Applied Digital Solutions, Inc., a Missouri corporation (“ADS”), owns a majority of the issued and outstanding shares of capital stock of the Assignor;

        WHEREAS, pursuant to that certain Guaranty by Corporations, dated as of the date hereof, made by Assignor and ITSI in favor of Assignee (the “Guaranty”), Assignor has unconditionally guaranteed the prompt payment and performance in full of all Obligations under the Credit Agreement;

        WHEREAS, pursuant to that certain Commercial Loan Agreement, dated June 27, 2003, between ADS and the Assignor (the “Loan Agreement”), ADS executed and delivered to the Assignor that certain Term Note, dated June 27, 2003, in the principal amount of $1,000,000 (the “Term Note”), and, as security for the payment thereof, ADS and Assignor entered into that certain Stock Pledge Agreement, dated June 27, 2003 (the “Stock Pledge Agreement”), pursuant to which ADS pledged to Assignor 750,000 shares of the common stock of Digital Angel Corporation owned by ADS, as evidenced by Certificate No. 3471 (the “Stock Certificate”; together with the Loan Agreement, the Term Note, the Stock Pledge Agreement, the First Amendment to Loan Documents dated as of June 29, 2004 between ADS and the Assignor (the “First Amendment”) and all other agreements, documents and instruments executed in connection with any of the foregoing, in each case as the same may be amended, modified, supplemented, restated or replaced from time to time, collectively, the “ADS Loan Documents”); and

        WHEREAS, as a condition to making any advances under the Credit Agreement, the Assignee is requiring that the Assignor grant the Assignee a security interest in all of the Assignor’s right, title and interest in and to the ADS Loan Documents.

        Accordingly, in consideration of the premises and in order to induce the Assignee to make advances under the Credit Agreement, the Assignor hereby agrees for the benefit of the Assignee as follows:

        SECTION 1. Collateral Assignment. The Assignor hereby pledges, collaterally assigns, transfers, and conveys to the Assignee, its successors and assigns, for its benefit, with full recourse, and grants to the Assignee a security interest in, all of Assignor’s right, title, and interest in and to the following (the “Assigned Collateral”):

        (a)     the Term Note;

        (b)     the Stock Certificate;

        (c)     the Loan Agreement;

        (d)     the Stock Pledge Agreement;

        (e)     the First Amendment;

        (f)     all of the other ADS Loan Documents;

        (g)     all interest, cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for all or any part of the Assigned Collateral or any security or collateral relating to the ADS Loan Documents; and

        (h)     all proceeds of any and all of the foregoing Assigned Collateral.

        SECTION 2. Security for Obligations. This Assignment (including the pledge of the Assigned Collateral made pursuant hereto and security interests hereunder) secures the payment of all Obligations of the Borrower now or hereafter existing under the Credit Agreement and all agreements, documents or instruments executed in connection therewith or relating thereto, (collectively, the “Loan Documents”), whether for principal, interest, fees, expenses, or otherwise, and all obligations of the Assignor now or hereafter existing under this Assignment or the Guaranty (all such obligations of the Borrower and the Assignor being the “Secured Obligations”). Without limiting the generality of the foregoing, this Assignment and the assignment of the Assigned Collateral made pursuant hereto secure the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Borrower or the Assignor to the Assignee under the Credit Agreement and the other Loan Documents or this Assignment but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving the Borrower or the Assignor.

        SECTION 3. Delivery of Assigned Collateral. The Assignor shall tender immediate physical possession of the original of each of the ADS Loan Documents to the Assignee, together with, in the case of the Term Note, an allonge assigning the Term Note to the Assignee substantially in the form attached hereto as Exhibit A (the “Allonge”), and, in the case of the Stock Certificate, duly executed instruments of transfer or assignment in blank, in form and substance satisfactory to the Assignee.

        The Assignee shall have no duty or obligation to enforce the Term Note or any of the other ADS Loan Documents, protect or maintain any security for the payment of the Term Note or any of the other ADS Loan Documents, or provide any notices required by the Term Note or any of the other ADS Loan Documents, it being specifically acknowledged and agreed that the Assignee shall have no duty of care in regard to the Term Note or any of the other ADS Loan Documents or any security therefor other than the duty of the Assignee to maintain safe physical possession of the Term Note and the other Assigned Collateral in accordance with Section 11 hereof.

        SECTION 4. Representations, Warranties and Covenants. The Assignor represents, warrants, and covenants as follows:

        (a)     The Term Note and each of the other ADS Loan Documents has been duly authorized, issued, and delivered, is the legal, valid, and binding obligation of ADS and is enforceable against ADS in accordance with its terms.

        (b)     The Assignor is and shall be the legal and beneficial owner of the Assigned Collateral free and clear of any lien, security interest, option, or other charge or encumbrance except for the security interest created by this Assignment.

        (c)     The pledge and assignment of the Assigned Collateral pursuant to this Assignment creates a valid and enforceable security interest in the Assigned Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest (including the priority thereof) have been, or, upon (i) the filing of a Uniform Commercial Code financing statement in the office of the Secretary of State of Delaware, and (ii) the obtaining of possession of all Assigned Collateral the possession of which is lawfully required to perfect a security interest therein, will have been duly taken to create a valid, enforceable, and perfected first priority security interest in the Assigned Collateral.

        (d)     Except for the filing of the aforementioned Uniform Commercial Code financing statement in the office of the Secretary of State of Delaware, no consent of, authorization, approval, or other action by, notice to, or filing with any other person, entity, governmental authority or regulatory body is required for: (x) the pledge and assignment by the Assignor of the Assigned Collateral pursuant to this Assignment or for the execution, delivery, or performance of this Assignment by the Assignor; (y) the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest); or (z) the exercise by the Assignee of the rights provided for in this Assignment or the remedies in respect of the Assigned Collateral pursuant to this Assignment.

        (e)     The Assignor has full right, power, and authority to assign all of its right, title, and interest in and to the Assigned Collateral and to perform all other obligations required hereunder.

        (f)     The Assignor has previously delivered to the Assignee true, correct, and complete copies of any and all written agreements (and summaries of all oral agreements) to which it is a party that are presently in effect and that relate or pertain to the Assigned Collateral, and none of the terms and conditions of the Assigned Collateral have been varied, amended, or changed in any way except as stated therein.

        (g)     As of the date hereof, to the Assignor’s knowledge, there is no default or any action, event, or condition that would, with the giving of notice, the passage of time, or both, constitute a default under the Term Note or any of the other Assigned Collateral, and the Assignor will, until the Secured Obligations are paid in full, notify the Assignee in writing promptly after the Assignor obtains knowledge or receives notice of any default or any action, event, or condition that would, with the giving of notice, the passage of time, or both, constitute such a default.

        (h)     To the Assignor’s knowledge, there are no defenses to or counterclaims or rights of setoff against the Assignor’s rights under the Assigned Collateral.

        (i)     Without the prior written consent of the Assignee, after the date hereof the Assignor shall not (i) extend the final maturity date of the Term Note or any other date fixed for payment of principal of the Term Note, (ii) reduce the amount of principal of, or interest rate under, the Term Note, (iii) cancel, terminate or release, or permit or consent to the cancellation, termination or release of, any part of the Assigned Collateral, (iv) take, permit or consent to any other action that could substantially interfere with the exercise of remedies by the Assignee under the Assigned Collateral, or (v) amend or waive any of the terms of, modify, settle, compromise, abate, discharge, release, terminate, arbitrate, set off, adjust, grant consents with respect to, waive any default or event of default under, or otherwise adversely affect (collectively, “Adjust” or “Adjustment”) the Assigned Collateral or the obligations of ADS or any other person thereunder in any way without the prior written consent of the Assignee.

        (j)     Subject to the provisions of Section 12, all cash proceeds received by the Assignee or the Assignor (which cash proceeds shall be immediately paid over to the Assignee) in respect of any sale of, collection from, payment with respect to or realization upon all or any part of the Assigned Collateral shall be applied by the Assignee to pay the Secured Obligations in accordance with the Credit Agreement and this Assignment.

        (k)     The Assignor shall promptly and diligently exercise and pursue all of its rights, remedies, powers, benefits, and privileges, and perform and carry out all of its duties, obligations, and functions with respect to the Assigned Collateral, unless otherwise directed by the Assignee.

        (l)     The Assignor shall deliver to the Assignee, within three (3) business days of the receipt, sending, giving, or execution thereof, copies of all amendments, modifications, notices, requests, waivers, approvals and consents with respect to the Assigned Collateral.

        (m)     The Term Note is outstanding on the date hereof in the principal amount of One Million Dollars ($1,000,000).

        (n)     There are no conditions precedent to the effectiveness of this Assignment that have not been satisfied or waived.

        (o)     The Assignor has, independently and without reliance upon the Assignee and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Assignment.

        SECTION 5. Further Assurances. The Assignor agrees that, at any time and from time to time, at the expense of the Assignor, the Assignor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Assignee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or under the Assigned Collateral or to enable the Assignee to exercise and enforce its rights and remedies hereunder with respect to any Assigned Collateral.

        SECTION 6. Assignment Immediate. This collateral assignment of the Assigned Collateral is absolute, unconditional, and immediate and is intended to transfer and convey to the Assignee all of the Assignor’s present right, title, and interest in, under, and to the Assigned Collateral.

        SECTION 7. Transfers and Other Liens. The Assignor agrees that it will not (i) sell, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Assigned Collateral, or (ii) create or permit to exist any lien, security interest, option, or other charge or encumbrance upon or with respect to any of the Assigned Collateral, except for the security interest under this Assignment.

        SECTION 8. The Assignee Appointed Attorney-in-Fact. The Assignor hereby appoints the Assignee as the Assignor’s attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time in the Assignee’s discretion to take any action and to execute any instrument that the Assignee may deem necessary or advisable to preserve or protect its interest in the Assigned Collateral and otherwise to accomplish the purposes of this Assignment, including, without limitation, to: (i) settle, extend, renew, compromise, compound, exchange, or otherwise Adjust claims or security with respect to the Assigned Collateral or in connection with any legal proceedings brought with regard thereof; (ii) take control in any manner of any cash or non-cash items of payment; and (iii) endorse the name of the Assignor upon any items of payment as to the Assigned Collateral. This appointment as attorney-in-fact is irrevocable and coupled with an interest, and shall survive the disability of the Assignor. The appointment of the Assignee as attorney-in-fact under this Section 8, and the Assignee’s right to take any actions under this Section 8, shall be effective (a) at any time whether or not a Default or Event of Default has occurred or exists under the Credit Agreement, but only to the extent necessary to effect Assignee’s rights under Section 10 hereof or (b) at any time during a Default Period. The Assignor will indemnify and save harmless the Assignee from and against any liability or damage that the Assignee or the Assignor may incur in good faith in the exercise and performance of any of the powers and duties set forth herein (other than losses, claims, costs or expenses that result from or arise out of the gross negligence or willful misconduct of the Assignee or its officers, directors, employees, assigns or representatives).

        SECTION 9. Assignor to Remain Liable: Indemnification. Notwithstanding anything to the contrary contained herein, (a) Assignor shall remain liable under all the contracts, agreements, and documents included in the Assigned Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Assignment had not been executed; (b) the exercise by the Assignee of any of its rights hereunder shall not release the Assignor from any of its duties or obligations under the contracts, agreements, and documents included in the Assigned Collateral; and (c) the Assignee shall have no obligation or liability under the contracts, agreements, and documents included in the Assigned Collateral, nor shall the Assignee be obligated to perform any of the duties or obligations of the Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and the Assignor hereby agrees to defend, indemnify and hold harmless the Assignee and its officers, directors, employees, assignees, and representatives from any losses, claims, costs and expenses (including reasonable attorneys fees and expenses) incurred by the Assignee or its officers, directors, employees, Assignees, and representatives arising from any of the Assigned Collateral or the transactions contemplated hereunder (other than losses, claims, costs or expenses that result from or arise out of the gross negligence or willful misconduct of the Assignee or its officers, directors, employees, assigns or representatives).

        SECTION 10. The Assignee May Perform. If the Assignor fails to perform any agreement contained herein (including, without limitation, the covenant set forth in Section 4(k) hereof), the Assignee may itself perform, or cause performance of, such agreement, whether or not a Default or Event of Default has occurred or exists under the Credit Agreement, and the expenses of the Assignee incurred in connection therewith shall be payable by the Assignor pursuant to Section 13 hereof.

        SECTION 11. The Assignee’s Duties. The powers conferred on the Assignee hereunder are solely to preserve and protect its interest in the Assigned Collateral and shall not impose any duty upon the Assignee to exercise such powers. Except for the safe custody of any Assigned Collateral in its possession and the accounting for moneys actually received by it hereunder, the Assignee shall have no duty as to any Assigned Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Assigned Collateral (whether or not the Assignee has or is deemed to have knowledge of such matters), or as to the taking of any necessary steps to preserve or protect rights against any parties or any other rights pertaining to any Assigned Collateral. The Assignee shall be deemed to have exercised reasonable care in the custody and preservation of any Assigned Collateral in its possession if such Assigned Collateral is accorded treatment substantially equal to that which the Assignee accords its own property of similar character.

        SECTION 12. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

        (a)     The Assignee, without in any way waiving such Event of Default, at its option and without regard to the adequacy of security for the Secured Obligations, shall have, in addition to other rights and remedies provided for herein or otherwise available to it, the exclusive right, but not the obligation, to exercise all of the Assignor’s rights, powers, and privileges with respect to the Assigned Collateral, including without limitation the right to declare events of default, grant consents, approvals, extensions, permissions, and modifications, and to exercise any and all remedies provided for in the Assigned Collateral.

        (b)     The Assignee may exercise in respect of the Assigned Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the “UCC”) (whether or not the UCC applies to the Assigned Collateral), and may also, without notice (except as specified below), sell the Assigned Collateral or any part thereof in one or more parcels at public or private sale; at any exchange, broker’s board, office of the Assignee, or elsewhere; for cash, on credit, or for future delivery; and upon such other terms as the Assignee may deem commercially reasonable. The Assignor agrees that, to the extent notice of sale shall be required by law, at least five (5) days’ notice to the Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Assignee shall not be obligated to make any sale of Assigned Collateral regardless of notice of sale having been given. The Assignee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (c)     Any cash held by the Assignee as Assigned Collateral and all cash proceeds received by the Assignee in respect of any sale of, collection from, or other realization upon all or any part of the Assigned Collateral may, in the discretion of the Assignee, be held by the Assignee as collateral for, and may then or at any time thereafter be applied (after payment of any amounts payable to the Assignee pursuant to Section 13 hereof) in whole or in part by the Assignee against all or any part of the Secured Obligations in accordance with the Credit Agreement. Any surplus of such cash or cash proceeds held by the Assignee and remaining after payment in full of all the Secured Obligations shall be promptly paid over to the Assignor or to whosoever may be lawfully entitled to receive such surplus.

        SECTION 13. Expenses. The Assignor will upon demand therefor pay to the Assignee the amount of any and all expenses, including the reasonable fees and expenses of its counsel, experts, and Assignees, that the Assignee may incur in connection with: (i) the administration of this Assignment; (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Assigned Collateral; (iii) the exercise or enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the rights of the Assignee hereunder or under the Assigned Collateral; or (iv) the failure by the Assignor to perform or observe any of the provisions hereof.

        SECTION 14. Security Interest Absolute. All rights of the Assignee and all security interests hereunder, and all Secured Obligations of the Assignor hereunder, shall be absolute and unconditional irrespective of:

                 (i)     any lack of validity or enforceability of the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;

                 (ii)     any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or otherwise;

                 (iii)     any taking, exchange, release, or nonperfection of any other collateral securing any or all of the Secured Obligations;

                 (iv)     any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Assignor; or

                 (v)     any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Assignor or a third-party assignor.

        SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Assignment, and no consent to any departure by the Assignor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Assignee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, delivered and received in accordance with Section 8.3 of the Credit Agreement.

        SECTION 17. Continuing Security Interest; Assignments Under Loan Documents. This Assignment shall create a continuing security interest in the Assigned Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations and all other amounts payable under this Assignment; (ii) be binding upon the Assignor, its successors and assigns; (iii) inure to the benefit of the Assignee its successors, transferees, and assigns; and (iv) be enforceable by the Assignee and its successors, transferees, and assigns. Without limiting the generality of the foregoing clauses (iii) and (iv), the Assignee may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents (including, without limitation, all or any portion of the Secured Obligations) to any other person or entity to the extent permitted by, and in accordance with the Credit Agreement, and, upon compliance with the Credit Agreement such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Assignee herein or otherwise. Upon the payment in full of the Secured Obligations and all other amounts payable under this Assignment, and subject to compliance with Section 3.9 of the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Assigned Collateral shall revert to the Assignor. Upon any such termination, the Assignee will, at the Assignor’s expense, return to the Assignor such of the Assigned Collateral as shall not have been sold or otherwise applied to the Secured Obligations pursuant to the terms hereof and execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

        SECTION 18. Governing Law; Terms. This Assignment shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Assigned Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein, terms defined in Article 9 of the UCC are used herein as therein defined.

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        IN W1TNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

INFOTECH USA, INC., a Delaware corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	Chief Financial Officer, Vice President and Treasurer

WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation

By:	/s/ Sal Mutone
Name:	Sal Mutone
Title:	Vice President